NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $300,000 or 222% x $17,602.44
                     = $300,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $14,256.81
+ Annual Premium*                    $ 4,500.00
- Premium Expense Charge**           $   225.00
- Monthly Deduction***               $   574.09
- Mortality & Expense Charge****     $   163.98
+ Hypothetical Rate of Return*****   $  (191.31)
                                     ----------
=                                    $   17,602  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**    Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month      COI
------   ------
1        $ 42.78
2        $ 42.79
3        $ 42.80
4        $ 42.81
5        $ 42.82
6        $ 42.83
7        $ 42.85
8        $ 42.86
9        $ 42.87
10       $ 42.88
11       $ 42.89
12       $ 42.91

Total    $514.09

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.05%. The monthly interest amounts earned for year 5 are:

Month     Interest
------   ---------
1        $ (16.32)
2        $ (16.25)
3        $ (16.18)
4        $ (16.11)
5        $ (16.04)
6        $ (15.98)
7        $ (15.91)
8        $ (15.84)
9        $ (15.77)
10       $ (15.70)
11       $ (15.63)
12       $ (15.57)

Total    $(191.31)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $17,602.44
- Year 5 Surrender Charge       $ 3,126.00
                                ----------
=                               $   14,476  (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $300,000 or 222% x $21,164.65
                     = $300,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $16,624.38
+ Annual Premium*                    $ 4,500.00
- Premium Expense Charge**           $   225.00
- Monthly Deduction***               $   568.75
- Mortality & Expense Charge****     $   185.34
+ Hypothetical Rate of Return*****   $ 1,019.36
                                     ----------
=                                    $   21,165  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**    Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month      COI
-----    -------
1        $ 42.41
2        $ 42.41
3        $ 42.41
4        $ 42.40
5        $ 42.40
6        $ 42.40
7        $ 42.39
8        $ 42.39
9        $ 42.39
10       $ 42.38
11       $ 42.38
12       $ 42.38

Total    $508.75

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.05%. The monthly interest amounts earned for year 5 are:

Month     Interest
------   ---------
 1       $   84.46
 2       $   84.55
 3       $   84.63
 4       $   84.72
 5       $   84.81
 6       $   84.90
 7       $   84.99
 8       $   85.08
 9       $   85.17
10       $   85.26
11       $   85.35
12       $   85.44

Total    $1,019.36

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $21,164.65
- Year 5 Surrender Charge       $ 3,126.00
                                ----------
=                               $   18,039  (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $300,000 or 222% x $25,344.07
                     = $300,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $19,293.29
+ Annual Premium*                    $ 4,500.00
- Premium Expense Charge**           $   225.00
- Monthly Deduction***               $   562.62
- Mortality & Expense Charge****     $   209.41
+ Hypothetical Rate of Return*****   $ 2,547.82
                                     ----------
=                                    $   25,344  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**    Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month      COI
-----    -------
1        $ 42.01
2        $ 41.99
3        $ 41.96
4        $ 41.94
5        $ 41.92
6        $ 41.90
7        $ 41.88
8        $ 41.85
9        $ 41.83
10       $ 41.81
11       $ 41.78
12       $ 41.76

Total    $502.62

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.05%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----    ---------
1        $  205.34
2        $  206.57
3        $  207.82
4        $  209.07
5        $  210.34
6        $  211.61
7        $  212.90
8        $  214.20
9        $  215.50
10       $  216.82
11       $  218.15
12       $  219.49

Total    $2,547.82

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $25,344.07
- Year 5 Surrender Charge       $ 3,126.00
                                ----------
=                               $   22,218  (rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $300,000 or 222% x $15,943.04
                     = $300,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $12,982.04
+ Annual Premium*                    $ 4,500.00
- Premium Expense Charge**           $   225.00
- Monthly Deduction***               $   987.95
- Mortality & Expense Charge****     $   150.49
+ Hypothetical Rate of Return*****   $  (175.57)
                                     ----------
=                                    $   15,943  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**    Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month      COI
-----    -------
 1       $ 74.67
 2       $ 74.70
 3       $ 74.73
 4       $ 74.76
 5       $ 74.79
 6       $ 74.82
 7       $ 74.84
 8       $ 74.87
 9       $ 74.90
10       $ 74.93
11       $ 74.96
12       $ 74.99

Total    $897.95

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.05%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----    ---------
 1       $ (15.16)
 2       $ (15.07)
 3       $ (14.97)
 4       $ (14.87)
 5       $ (14.78)
 6       $ (14.68)
 7       $ (14.58)
 8       $ (14.48)
 9       $ (14.39)
10       $ (14.29)
11       $ (14.20)
12       $ (14.10)

Total    $(175.57)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $15,943.04
- Year 5 Surrender Charge       $ 3,126.00
                                ----------
=                               $   12,817  (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $300,000 or 222% x $19,261.64
                     = $300,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $15,198.60
+ Annual Premium*                    $ 4,500.00
- Premium Expense Charge**           $   225.00
- Monthly Deduction***               $   979.29
- Mortality & Expense Charge****     $   170.52
+ Hypothetical Rate of Return*****   $   937.85
                                     ----------
=                                    $   19,262  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**    Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month      COI
-----    -------
1        $ 74.08
2        $ 74.09
3        $ 74.09
4        $ 74.10
5        $ 74.10
6        $ 74.11
7        $ 74.11
8        $ 74.11
9        $ 74.12
10       $ 74.12
11       $ 74.13
12       $ 74.13

Total    $889.29

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.05%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----    --------
1        $  78.54
2        $  78.47
3        $  78.40
4        $  78.33
5        $  78.26
6        $  78.19
7        $  78.12
8        $  78.05
9        $  77.98
10       $  77.90
11       $  77.83
12       $  77.76

Total    $ 937.85

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $19,261.64
- Year 5 Surrender Charge       $ 3,126.00
                                ----------
=                               $   16,136  (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $300,000 or 222% x $23,164.29
                     = $300,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $17,701.96
+ Annual Premium*                    $ 4,500.00
- Premium Expense Charge**           $   225.00
- Monthly Deduction***               $   969.32
- Mortality & Expense Charge****     $   193.13
+ Hypothetical Rate of Return*****   $ 2,349.79
                                     ----------
=                                    $   23,164  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**    Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month      COI
-----    -------
1        $ 73.42
2        $ 73.39
3        $ 73.37
4        $ 73.34
5        $ 73.32
6        $ 73.29
7        $ 73.27
8        $ 73.24
9        $ 73.21
10       $ 73.19
11       $ 73.16
12       $ 73.13

Total    $879.32

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.05%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----    ---------
 1       $  191.15
 2       $  191.97
 3       $  192.81
 4       $  193.65
 5       $  194.49
 6       $  195.34
 7       $  196.20
 8       $  197.07
 9       $  197.95
10       $  198.83
11       $  199.72
12       $  200.61

Total    $2,349.79

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $23,164.29
- Year 5 Surrender Charge       $ 3,126.00
=                               $   20,038  (rounded to the nearest dollar)